EXHIBIT 10.15

BASE SALARIES FOR NAMED EXECUTIVE OFFICERS OF

C&F FINANCIAL CORPORATION

The following are the base salaries (on an annual basis) in effect as of January 1, 2005 of the current named executive officers of C&F Financial Corporation:

Larry G. Dillon Chairman and Chief Executive Officer	$218,000

Thomas F. Cherry Executive Vice President and Chief Financial Officer	$155,000

Robert L. Bryant Executive Vice President and Chief Operating Officer	$155,000

Bryan E. McKernon President and Chief Executive Officer of C&F Mortgage Corporation	$150,000